SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)           PRICE
 COMMON STOCK-CIRCOR INTERNATIONAL, INC.

(1) NO TRASACTIONS EFFECTED SINCE THE MOST RECENT FILING
ON SCHEDULE 13D.